UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)

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☐	Soliciting Material Pursuant to §240.14a-12

LAKE SHORE BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL INFORMATION REGARDING ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 20, 2020

The following Notice of Change of Location relates to the proxy statement of Lake Shore Bancorp, Inc. (the “Company”), filed April 7, 2020 with the Securities and Exchange Commission (the “SEC”) and furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the annual meeting of shareholders (the “Annual Meeting”) to be held on Wednesday, May 20, 2020 at 8:30 a.m.  This Supplement is being filed with the SEC and is being made available to shareholders on or about April 23, 2020.

RE:  NOTICE OF CHANGE OF LOCATION OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 20, 2020

Dear Shareholder:

Lake Shore Bancorp, Inc. is changing the location of the upcoming Annual Meeting scheduled for Wednesday, May 20, 2020, to our headquarters at 31 East Fourth Street, Dunkirk, New York rather than the Clarion Hotel and Conference Center address reported in the proxy statement made available to shareholders on April 7, 2020.   Although hotels are considered an essential business in New York State, the Executive Order 202.10 of New York Governor Andrew Cuomo, prohibits non-essential gatherings of any kind.

Lake Shore Bancorp, Inc. will hold its Annual Meeting as scheduled at 8:30 a.m. on May 20, 2020. The Annual Meeting to be held at our Company headquarters will be significantly different than in past years because of the COVID-19 governmental restrictions on the number of people that can attend gatherings.

Please note the following:

•	We expect that the official business meeting will last no more than 15 minutes, subject to questions.
•

The three items currently to be considered at the Annual Meeting are the election of directors, to approve, on an advisory basis, the compensation of our named executive officers and to ratify the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

Because of the current health risk of attending any public meeting, the Company is taking the very unusual step of asking that shareholders seriously consider not attending the Annual Meeting.   While we need to hold an annual meeting to fulfill the Company’s legal obligations, we can accomplish those requirements through voting by proxy with only a small group of directors and officers present.  Therefore we ask that you promptly submit your proxy or vote in advance of the meeting using one of the available methods described in the proxy statement and on the Notice letter you received so that the three items discussed above can be approved.  The Notice letter previously distributed to shareholders will not be updated to reflect the change in location and may continue to be used to vote common shares in connection with the Annual Meeting.

This Notice of Change of Location relates to the proxy statement that Lake Shore Bancorp, Inc. made available to shareholders in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting to be held on Wednesday, May 20, 2020.  This supplement is being filed with the SEC and is being made available to shareholders on or about April 23, 2020.

Sincerely yours,

/s/ Gary W. Winger	/s/ Daniel P. Reininga
Gary W. Winger	Daniel P. Reininga
Chairman of the Board	President and CEO

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 20, 2020: The material is available at: www.edocumentview.com/LSBK.